                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

              Ellsworth Convertible Growth and Income Fund, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          --Enter Company Name Here--
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

              ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.

                65 Madison Avenue, Morristown, New Jersey 07960

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD JANUARY 9, 1998

                             ---------------------

To The Shareholders:

   The annual meeting of shareholders of Ellsworth Convertible Growth and Income Fund, Inc. (the "Company") will be held on Friday, January 9, 1998 at 12:30 p.m. local time at the Bonita Bay Club, 26660 Country Club Drive, S.W., Bonita Springs, Florida 33923 for the following purposes:

      (1) To elect three directors, each of whom will serve until the annual meeting of shareholders in 2001, or until their successors are elected and qualified.

      (2) To ratify or reject the selection of Coopers & Lybrand L.L.P. as independent accountants for the fiscal year ending September 30, 1998.

      (3) To approve or disapprove an amendment to the Amended and Restated Articles of Incorporation, as amended, of the Company to give shareholders the right to tender their shares during the current fiscal year.

      (4) To transact such other business as may properly come before the meeting.

   Shareholders of record at the close of business on November 26, 1997 are entitled to vote at the meeting and any adjournments. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please fill in, date, sign and return the proxy in the enclosed envelope which requires no postage if mailed in the United States.

   It is important that you return your signed proxy promptly so that a quorum may be assured.

November 26, 1997

                                                   Thomas H. Dinsmore
                                           Chairman of the Board of Directors

              ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.

                65 Madison Avenue, Morristown, New Jersey 07960

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                        ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD JANUARY 9, 1998

                             ---------------------

   The accompanying proxy is solicited by the Board of Directors of Ellsworth Convertible Growth and Income Fund, Inc. (the "Company"), in connection with the annual meeting of shareholders of the Company to be held at the Bonita Bay Club, 26660 Country Club Drive, S.W., Bonita Springs, Florida 33923 at 12:30 p.m. local time on January 9, 1998 (the "Annual Meeting"). A shareholder can revoke the proxy prior to its use by appearing at the Annual Meeting and voting in person, by giving written notice of such revocation to the Secretary of the Company, or by returning a subsequently dated proxy. The cost of soliciting proxies will be borne by the Company. The officers, directors and regular employees of the Company may solicit proxies personally. The Company may also pay persons holding stock in their names, or those of their nominees, for their expenses in sending proxies and proxy materials to beneficial owners or principals.

   The Board of Directors has named Thomas H. Dinsmore, Chairman and Chief Executive Officer, Jane D. O'Keeffe, President, and Sigmund Levine, Senior Vice President and Secretary, of the Company, as proxies. Unless otherwise directed by the accompanying proxy, the proxies will vote for the election of the nominees named below under "Election of Directors," will vote to ratify the selection of Coopers & Lybrand L.L.P. as independent accountants for the fiscal year ending September 30, 1998 and will vote against the proposal to amend the Company's Amended and Restated Articles of Incorporation, as amended (the "Charter"). Abstentions received and broker non-votes with respect to any proposal will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes do not count as votes received but have the same effect as casting a vote against proposals that require the vote of a majority of the shares present at a meeting, provided a quorum exists.

   The Board of Directors currently knows of no other matters to be presented to the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will vote in accordance with their best judgment. The proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. No adjournment will be for a period ending later than March 26, 1998. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The proxies will vote in favor of any such adjournment those proxies which instruct them to vote in favor of any of the proposals to be considered at the adjourned meeting, and will vote against any such adjournment those proxies which instruct them to vote against or to abstain from voting on all of the proposals to be considered at the adjourned meeting.

   Shareholders of record at the close of business on November 26, 1997 (the "Record Date") will be entitled to one vote per share on all business of the meeting. The Company had [7,110,916] shares of its Common Stock outstanding on the Record Date. It is expected that this proxy statement and the accompanying proxy will be first sent to shareholders on or about November 26, 1997.

                             ELECTION OF DIRECTORS

   The Company's Charter provides for three classes of directors to serve staggered terms, with each class as nearly equal in number as possible. The authorized number of directors of the Company is currently fixed at nine, with each class having three directors. At each annual meeting of shareholders, directors are elected to succeed those directors whose terms expired and each newly elected director will serve for a three year term.

   For election as directors at the Annual Meeting to be held January 9, 1998, the Board of Directors has approved the nomination of Gordon F. Ahalt, Elizabeth C. Bogan, Ph.D., and Nicolas W. Platt to serve as directors until the annual shareholders' meeting to be held in 2001.Each of the nominees is currently a director of the Company.

   The proxies will vote for the election of the nominees named below unless authority to vote for any or all of the nominees is withheld in the proxy. A nominee must receive favorable votes from a plurality of the shares voting at a meeting at which a quorum is present to be elected. Each of the nominees has indicated that he or she is willing to serve as a director. If any or all of the nominees should become unavailable for election due to events not now known or anticipated, the proxies will vote for such other nominee or nominees as the Board of Directors may recommend, unless the Board reduces the number of directors.

                             (1) PRINCIPAL OCCUPATION OR BUSINESS DURING    SERVED AS
       NOMINEE          AGE PAST FIVE YEARS AND (2) CURRENT DIRECTORSHIPS DIRECTOR SINCE
       -------          --- --------------------------------------------- --------------
TERMS EXPIRING IN 2001
Gordon F. Ahalt          69 (1) Since January 1982, President, G.F.A.     April 30, 1986
                              Inc. (petroleum industry consulting).
                              Since 1987, Consultant, W. H. Reaves &
                              Co., Inc. (asset management).
                            (2) Director of Bancroft Convertible Fund,
                              Inc. ("Bancroft"); The Harbinger Group
                              (investments); Cal Dive International
                              (diving service); and The Houston Explo-
                              ration Company (oil and gas exploration).
Elizabeth C. Bogan,      53 (1) Since September 1992, Senior Lecturer     April 30, 1986
 Ph.D.                        in Economics at Princeton University.
                            (2) Director of Bancroft.

                             (1) PRINCIPAL OCCUPATION OR BUSINESS DURING      SERVED AS
       NOMINEE          AGE PAST FIVE YEARS AND (2) CURRENT DIRECTORSHIPS  DIRECTOR SINCE
       -------          --- --------------------------------------------- -----------------
Nicolas W. Platt         44 (1) Since January 1997, Managing Director of   April 28, 1997
                              the Corporate Practice, Burson Marsteller
                              (public relations). From August 1995 to
                              January 1997, Investor Relations, Bozell-
                              Sawyer Miller. From August 1993 to August
                              1995, Executive, Novatel Communications.
                              From April 1983 to August 1993, Managing
                              Director and Corporate Vice President,
                              American Stock Exchange.
                            (2) Director of Bancroft.

  Information regarding the remaining directors of the Company is provided below:

                             (1) PRINCIPAL OCCUPATION OR BUSINESS DURING      SERVED AS
       DIRECTOR         AGE PAST FIVE YEARS AND (2) CURRENT DIRECTORSHIPS  DIRECTOR SINCE
       --------         --- --------------------------------------------- -----------------
TERMS EXPIRING IN 2000
Jane D. O'Keeffe*        42 (1) Since August 1996, President of the Com-  November 18, 1995
                              pany, Bancroft and Davis-Dinsmore Manage-
                              ment Company ("Davis-Dinsmore"). From Jan-
                              uary 1996 to August 1996, Executive Vice
                              President of the Company. From February
                              1996 to August 1996, Executive Vice Presi-
                              dent of Bancroft. From April 1994 to Janu-
                              ary 1996, Vice President of the Company.
                              From April 1994 to February 1996, Vice
                              President of Bancroft. Since July 1996,
                              Director of Davis-Dinsmore. From April
                              1994 to August 1996, Executive Vice Presi-
                              dent of Davis-Dinsmore. From October 1988
                              to March 1994, Vice President, Fiduciary
                              Trust International.
                            (2) Director of Bancroft.
William A. Benton        64 (1) Since January 1991, limited partner of      June 11, 1986
                              Gavin, Benton & Co. (New York Stock Ex-
                              change specialist firm), and Partner in BE
                              Partners (small options market maker).
                            (2) Director of Bancroft.
George R. Lieberman      75 (1) Retired. Prior to January 1988, Chief     January 11, 1990
                              Executive Officer, Lieberman-Appalucci
                              (advertising); and President, Interspace
                              Airport Advertising (advertising).
                            (2) Director of Bancroft.

--------
* Ms. Jane D. O'Keeffe is an "interested person", as defined by the Investment Company Act of 1940 (the "Investment Company Act"), of the Company and Davis-Dinsmore because she is an officer of the Company, and an officer, director and holder of more than 5% of the issued and outstanding shares of voting Common Stock of Davis-Dinsmore (the "Class A Stock").

                             (1) PRINCIPAL OCCUPATION OR BUSINESS DURING      SERVED AS
       DIRECTOR         AGE PAST FIVE YEARS AND (2) CURRENT DIRECTORSHIPS  DIRECTOR SINCE
       --------         --- --------------------------------------------- -----------------
TERMS EXPIRING IN 1999
Thomas H. Dinsmore*      44 (1) Since August 1996, Chairman and Chief      April 30, 1986
                              Executive Officer of the Company,
                              Bancroft, and Davis-Dinsmore. From May
                              1986 to August 1996, President of the
                              Company; From November 1985 to August
                              1996, President of Bancroft. Since April
                              1994, Director of Davis-Dinsmore. From
                              August 1988 to August 1996, President of
                              Davis-Dinsmore. Since February 1983, Se-
                              nior Analyst of Davis-Dinsmore.
                            (2) Director of Bancroft.
Donald M. Halsted, Jr.   70 (1) Since October 1983, self employed busi-    April 30, 1986
                              nessman.
                            (2) Director of Bancroft and Aquarian Com-
                              pany (water company).
Duncan O. McKee          66 (1) Retired. From April 1988 to November      November 25, 1996
                              1996, Director Emeritus of the Company
                              and Bancroft. Prior to 1988, Partner,
                              Ballard Spahr Andrews & Ingersoll (law
                              firm).
                            (2) Director of Bancroft.

--------
* Mr. Thomas Dinsmore is an interested person of the Company and Davis-Dinsmore because he is an officer of the Company and an officer, director and holder of more than 5% of the issued and outstanding shares of the Class A Stock of Davis-Dinsmore.

                               ----------------

   Directors of the Company, other than affiliated persons of the Company, as a group received aggregate compensation of $55,850 from the Company during its fiscal year ended September 30, 1997. Directors of the Company, other than affiliated persons of the Company, currently receive an annual fee of $2,500, plus $1,000 per board meeting when such meetings are called and attended plus expenses of attending board meetings. During the fiscal year ended September 30, 1997, the Directors held six board meetings. The only committee of the Board is the audit committee. Incumbent directors attended at least 75% of all Board and committee meetings. Directors do not receive pension or retirement benefits from the Company.

   Set forth below is information regarding the compensation paid during the fiscal year ended September 30, 1997 for each director of the Company:

                                                              TOTAL COMPENSATION
                                       AGGREGATE COMPENSATION  FROM COMPANY AND
                                            FROM COMPANY         BANCROFT(1)
                                       ---------------------- ------------------
Thomas H. Dinsmore....................         $  -0-              $   -0-
Jane D. O'Keeffe......................         $  -0-              $   -0-
Gordon F. Ahalt.......................         $8,500              $17,000
William A. Benton.....................         $8,700              $17,200
Elizabeth C. Bogan, Ph.D. ............         $8,700              $17,400
Donald M. Halsted, Jr.................         $8,700              $17,400
George R. Lieberman...................         $8,500              $17,200
Duncan O. McKee(2)....................         $8,500              $17,000
Nicolas W. Platt(3)...................         $4,250              $ 9,500

--------
(1)Bancroft is a registered, closed-end investment company that is also advised by Davis-Dinsmore.
(2) The fees received by Mr. McKee from the Company include $1,000, which he received for serving as Director Emeritus of the Company until November 25, 1996, and $7,500, which he received for serving as Director of the Company from November 25, 1996 through September 30, 1997.
(3) Mr. Platt received such fees for serving as Director of the Company and Bancroft since April 28, 1997.

INVESTMENT ADVISER

   Davis-Dinsmore, 65 Madison Avenue, Morristown, New Jersey 07960, serves as the Company's adviser pursuant to an Investment Advisory Agreement dated as of August 1, 1996, which became effective on October 25, 1996 (the "Current Investment Advisory Agreement"). For the Company's fiscal year ended September 30, 1997, pursuant to a predecessor Investment Advisory Agreement in effect until October 25, 1996 and the Current Investment Advisory Agreement, the Company paid Davis-Dinsmore $627,050 for advisory fees and reimbursed Davis-Dinsmore an additional $25,000 for expenses associated with the Treasurer's office. Davis-Dinsmore also serves as the Company's administrator.

   Thomas H. Dinsmore, Chairman and Chief Executive Officer of the Company, is also Chairman and Chief Executive Officer of and Senior Analyst for Davis-Dinsmore. Mr. Dinsmore owns 40.6% of Davis-Dinsmore's Class A Stock. Jane D. O'Keeffe, President of the Company and Davis-Dinsmore, is the sister of Thomas
H. Dinsmore. Ms. O'Keeffe owns 35.6% of Davis-Dinsmore's Class A Stock. Sigmund Levine, Senior Vice President and Secretary of the Company, is also Senior Vice President and Secretary of Davis-Dinsmore. H. Tucker Lake, Vice President, Trading, of the Company, is the first cousin of Mr. Dinsmore and Ms. O'Keeffe. Gary Levine, Treasurer of the Company and of Davis-Dinsmore, is the son of Sigmund Levine.

             RATIFICATION OR REJECTION OF SELECTION OF ACCOUNTANTS

   The Board of Directors, including a majority of the directors who are not interested persons of the Company or Davis-Dinsmore, has selected Coopers & Lybrand L.L.P. as independent accountants to examine and verify the accounts and securities of the Company for its fiscal year ending September 30, 1998, and to report thereon to the Board and the shareholders. This selection will be submitted for ratification or rejection at the Annual Meeting, and requires the affirmative vote of a majority of the votes cast at the Annual Meeting provided there is a quorum. A representative of such firm is not expected to be present at the meeting.

   The Board of Directors has an audit committee consisting of Dr. Bogan, Mr. Halsted and Mr. Benton. The audit committee was created to meet periodically with the Company's independent accountants to review the scope of audit examinations of the Company, the Company's accounting policies and procedures and new developments in financial accounting standards applicable to investment companies. The audit committee also was created to review the quality and performance of the Company's accounting and financial staff. During the fiscal year ended September 30, 1997, the audit committee met twice.

   The Board of Directors recommends that you vote FOR ratification of selection of the accountants.

                          APPROVAL OR DISAPPROVAL OF
                      AMENDMENT TO THE COMPANY'S CHARTER

BACKGROUND

   Article IX of the Company's Charter provides that in the event that, during the twelve-week period ended November 15, 1997, the Company's shares of Common Stock traded on the American Stock Exchange at more than a 5% discount from net asset value, the Company would submit to its shareholders a proposal, to the extent consistent with the Investment Company Act, to amend the Company's Charter to give shareholders the right to tender their shares to the Company at the end of each of the three remaining quarters of the Company's current fiscal year.

   For the twelve-week period ended November 15, 1997, the Company's shares of Common Stock traded on the American Stock Exchange at a discount of approximately [13%] from net asset value. As a result, the provisions of
Article IX of the Company's Charter were triggered. The Board of Directors of the Company thus was required to adopt and submit to shareholders for their approval an amendment to the Company's Charter, to the extent consistent with the Investment Company Act, that would give shareholders the right to tender their shares to the Company at net asset value on March 31, June 30 and September 30, 1998.

   At the Annual Meeting, the following resolution will be submitted to a vote of shareholders:

     RESOLVED, that the Charter of the Company be and it hereby is amended by adding a new Article XII, which Article shall read in full as follows:

                                  ARTICLE XII

       Each holder of shares of common stock of the Corporation shall have the right to tender all of such shares to the Corporation for purchase on March 31, 1998, June 30, 1998 and September 30, 1998 (each, a "Purchase Date") at net asset value as of the close of business on each such Purchase Date; provided, however, that the Corporation may suspend such right
    (a) for any period (i) during which the New York Stock Exchange is closed other than customary week-end and holiday closings or (ii) during which trading on the New York Stock Exchange is restricted; (b) for any period during which an emergency exists as a result of which (i) disposal by the Corporation of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or (c) for such other periods as the Securities and Exchange Commission may by order permit for the protection of security holders of the Corporation.

   ADOPTION OF THE PROPOSED CHARTER AMENDMENT WOULD ENABLE SHAREHOLDERS TO REDEEM THEIR SHARES AT NET ASSET VALUE AND WOULD ELIMINATE THE RISK THAT A SHAREHOLDER WHO DESIRES TO DISPOSE OF HIS SHARES WOULD OTHERWISE HAVE TO DO SO AT THE MARKET PRICE, WHICH DURING THE PAST FIVE FISCAL YEARS HAS AVERAGED A 11.82% DISCOUNT FROM NET ASSET VALUE. ADOPTION OF THE PROPOSED CHARTER AMENDMENT MAY ALSO RESULT IN A REDUCTION OF THE MARKET DISCOUNT.

DIRECTORS' RECOMMENDATION

   FOR THE REASONS DISCUSSED BELOW, THE BOARD OF DIRECTORS, INCLUDING ALL DIRECTORS WHO ARE NOT AFFILIATED WITH DAVIS-DINSMORE, UNANIMOUSLY OPPOSES THE PROPOSED CHARTER AMENDMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST IT (PROPOSAL 3) ON THE ENCLOSED PROXY.

FACTORS CONSIDERED BY BOARD OF DIRECTORS

   In opposing the adoption of the proposed Charter Amendment, the Board of Directors took into account the following factors.

   PAST PERFORMANCE OF THE COMPANY

   The Company was established as a vehicle for long-term investment through participation in a professionally managed portfolio of convertible bonds and preferred stocks. The Company's investment objective is to seek a high level of total return on its assets through a combination of current income and capital appreciation. The Board of Directors believes that the Company has succeeded in its objective. During the period beginning as of the commencement of the Company's operations in June 1986 through September 30, 1997, the net asset value per share of the Company, with dividends and capital gains reinvested at net asset value, increased by 245.8%. For the one, five and ten year periods ended September 30, 1997, the Company's net asset value per share, with dividends and capital gains reinvested at net asset value, increased 27.8%, 111.4% and 205.6%. The

Company was the top-performing closed-end convertible fund of the nine such funds monitored by Lipper Analytical Services, Inc., an independent statistical rating service, for the one year ended September 30, 1997.

   During fiscal 1997, the Company's shareholders received distributions from investment income and capital gains of approximately 12.7% based on the Company's net asset value and approximately 14.1% based on the Company's market price, both as of November 7, 1997. In addition, on October 20, 1997, the Company declared a distribution payable November 29, 1997 of $1.55 per share from investment income and capital gains representing approximately 13% of the Company's market price as of the date of declaration. Although past performance, including distributions that have been paid to shareholders, is no guarantee of future performance, based on the Company's performance, the Board of Directors believes that the Company will continue to serve as an appropriate investment vehicle for its shareholders by providing a high level of total return on its assets through a combination of current income and capital appreciation.

   MARKET DISCOUNTS PROVIDE INVESTMENT OPPORTUNITIES

   Shares of closed-end investment companies frequently trade at market prices which reflect a discount from the shares' underlying net asset value. The Company included the provisions of Article IX in its Charter in 1986 in conformity with the common view of underwriters at such time that the existence of such provisions would minimize the extent to which the Company's shares traded at a discount from their net asset value and thus would make the shares a more attractive investment option to investors. The Company believes that such provision has not reduced the market discount for the Company's shares. During the past five fiscal years, the market discount has averaged 11.82%.

   The Board of Directors believes that since the Company was formed in 1986, investors in closed-end investment companies have become accustomed to market discounts and have taken advantage of the opportunities such discounts present. As noted above, during the past five fiscal years, the Company has traded at an average discount from net asset value of 11.82%. Based on the market price of the Company's shares, and reinvestment of dividends at the market price, the average annual total return for the Company's shares during the past five fiscal years was 15.85%.

   The Board of Directors has concluded that the future of the Company should not be tied to whether the Company's shares have traded at a discount from net asset value. Instead, the Company's future should be based on its success in meeting its investment objective.

   TENDERS WOULD ADVERSELY AFFECT THE COMPANY'S OPERATIONS

   The Board of Directors currently believes that automatic repurchases by the Company of its shares through mandatory tender offers ("share repurchases") are not in the best interests of the Company and its shareholders as a whole. In reaching this conclusion, the Directors took into account the effect that share repurchases would have on: the discount of the Common Stock's market price from net asset value; the continued listing of the Common Stock by the American Stock Exchange (the Exchange will consider delisting if the aggregate market value of the Company's outstanding shares is less than $1,000,000, the number of publicly held shares falls below 200,000 or the number of round-lot holders falls below 300); the Company's expense ratio, since share repurchases would result in the allocation of the Company's fixed expenses over a smaller base of assets; the Company's ability to achieve its investment objective and the Company's investment performance; and the Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code").

   The Company would be required to liquidate portfolio securities to fund any share repurchases since it has limited ability to borrow. In liquidating securities, the Company would incur transaction costs. If the Company were required to liquidate a significant portion of its portfolio, it would have lesser bargaining power in disposing of its securities. The transaction costs and the possible lower prices received would likely reduce the net asset value of the Company's shares, and, therefore, the amounts distributable to tendering shareholders. In addition, as a result of share repurchases, the Board of Directors may be required to recommend the liquidation, merger or other reorganization of the Company.

   Generally, shareholders who tender all of their shares would recognize a capital gain (or loss) for federal income tax purposes to the extent the amount they receive exceeds (or is less than) the amount they paid for their shares. Such capital gain (or loss) will be long-term capital gain (or loss) to the extent the shares tendered have been held for more than one year. Any long-term capital gain recognized by a noncorporate shareholder will be subject to federal income tax at a maximum rate of 20% if the shares tendered have been held for more than 18 months and otherwise will constitute mid-term gain taxable at a maximum rate of 28%. However, tendering shareholders could receive dividend income in circumstances where, after application of the constructive ownership rules of the Code, the purchase of their shares by the Company did not constitute a complete termination of their interest, a substantially disproportionate redemption or a distribution that was not essentially equivalent to a dividend.

   If, as a result of share repurchases, the Company did not qualify as a regulated investment company under the Code, the Company's income would be taxed at the corporate level and again at the shareholder level when the Company pays dividends.

POTENTIAL ADVANTAGES TO SHAREHOLDERS

   The Directors recognized that a potential advantage to the adoption of the Charter Amendment is that shareholders would be able to redeem their shares at net asset value and would not incur the risk that a shareholder who desires to dispose of his shares would otherwise have to do so at the market price, which during the past five fiscal years has averaged a 11.82% discount from net asset value. In such event, shareholders would maximize the return on their investment in the near term. The Directors also recognized that adoption of the proposed Charter Amendment may result in a reduction of the market discount. However, as discussed above, if the Company were required to liquidate a significant portion of its portfolio to fund such share repurchases, its reduced bargaining power and the associated transaction costs would likely reduce the net asset value of the Company's shares and, therefore, the amounts distributable to tendering shareholders.

POTENTIAL CONFLICTS DISCLOSED

   At the time of the Directors' deliberations, two of the Company's Directors were also officers and directors of Davis-Dinsmore (the "Interested Directors"). The Interested Directors pointed out to the Board that while they were aware that a reduction in the size of the Company as a result of automatic share repurchases would necessarily result in a reduction in the amount of advisory fees payable to Davis-Dinsmore, they independently focused upon the long-term interests of the Company and its shareholders as a whole, and believed that the proposed Charter Amendment was not in the best interests of the Company and its shareholders as a whole.

   After deliberation by all Directors, all seven Directors of the Company who are not affiliated with Davis-Dinsmore, as well as the entire Board of Directors, voted affirmatively to recommend that shareholders vote against the proposed Charter Amendment.

MECHANICS OF TENDERS

   The Company may suspend shareholders' right to tender their shares (a) for any period (i) during which the New York Stock Exchange is closed (other than customary weekend and holiday closings or (ii) during which trading on the New York Stock Exchange is restricted); (b) for any period during which an emergency exists as a result of which (i) disposal by the Company of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Company fairly to determine the value of its net assets; or (c) for such other periods as the Securities and Exchange Commission may by order permit for the protection of security holders of the Company.

   In addition, the Board of Directors intends to follow a policy, which it may change, to suspend shareholders' right to tender if there is, in the judgment of the Board of Directors, any material (a) legal action or proceeding instituted or threatened challenging such transaction or otherwise materially adversely affecting the Company, (b) declaration of a banking moratorium by Federal, state or foreign authorities or any suspension of payment by banks in the United States, New York State or foreign countries in which the Company invests, (c) limitations affecting the Company or the issuers of its portfolio securities imposed by Federal, State or foreign authorities on the extension of credit by lending institutions or on the exchange of foreign currency, or (d) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or other countries in which the Company invests. The Board of Directors may modify these conditions in light of circumstances existing at the time.

   Any tender offer made by the Company will be made and shareholders notified in accordance with the requirements of the Securities Exchange Act of 1934 and the Investment Company Act, either by publication or mailing or both. Each offering document will contain such information as is prescribed by such laws and the rules and regulations promulgated thereunder. Throughout any such tender offer, the Company will establish procedures to make current net asset value publicly available. A shareholder wishing to accept the offer may be required to tender all of the shares owned by such shareholder (or attributed to him for Federal income tax purposes under Section 318 of the Code). The Company will purchase shares tendered in accordance with the terms of the offer unless it determines not to proceed with such purchase (based upon one of the conditions set forth above). Each person tendering shares will pay to the Company's transfer agent a service charge of $25.00 (which is subject to change) to help defray certain costs, including the processing of tender forms, effecting payment, postage and handling. Any such service charge will be paid directly by the tendering shareholder and will not be deducted from the proceeds of the purchase. The Company's transfer agent will receive the fee as an offset to these costs. Costs associated with the tender incurred by the Company will be charged against capital.

   Tendered shares that are accepted and purchased by the Company will constitute authorized but unissued shares.

REQUIRED APPROVAL

   Holders of two-thirds of the shares of Common Stock of the Company that are issued and outstanding must vote in favor of the Charter Amendment for such amendment to be adopted.

                            ADDITIONAL INFORMATION

EXECUTIVE OFFICERS.

  Executive officers of the Company are elected by the Board of Directors and serve at the pleasure of the Board. Such officers do not receive any compensation from the Company for their services. The following table sets forth certain information about executive officers of the Company.

                        OFFICER POSITION WITH              BUSINESS EXPERIENCE DURING
NAME                AGE  SINCE  THE COMPANY                     PAST FIVE YEARS
----                --- ------- -------------              --------------------------
Thomas H. Dinsmore   44  1986   Chairman and Chief         See page 4 of this proxy
                                Executive Officer          statement.
Jane D. O'Keeffe     42  1994   President                  See page 3 of this proxy
                                                           statement.
Sigmund Levine       73  1986   Senior Vice President and  Since January 1996, Se-
                                Secretary                  nior Vice President of
                                                           the Company. From April
                                                           1993 to January 1996, Ex-
                                                           ecutive Vice President,
                                                           and since May 1986 Secre-
                                                           tary of the Company.
                                                           Since February 1996, Se-
                                                           nior Vice President, and
                                                           from April 1993 to Febru-
                                                           ary 1996, Executive Vice
                                                           President of Bancroft.
                                                           Since November 1982, Sec-
                                                           retary of Bancroft and of
                                                           Davis-Dinsmore. From No-
                                                           vember 1982 to September
                                                           1997, Treasurer of Davis-
                                                           Dinsmore. Since September
                                                           1997, Senior Vice Presi-
                                                           dent of Davis-Dinsmore.
                                                           From May 1986 to April
                                                           1993, Treasurer of the
                                                           Company. From November
                                                           1982 to April 1993, Trea-
                                                           surer of Bancroft.
H. Tucker Lake       50  1994   Vice President, Trading    Since April 1994, Vice
                                                           President, Trading of the
                                                           Company and of Bancroft.
                                                           Since September 1997,
                                                           Vice President of Davis-
                                                           Dinsmore. Prior to April
                                                           1994, Sales Associate,
                                                           Coldwell Banker, Schlott
                                                           Realtors.

                    OFFICER POSITION WITH              BUSINESS EXPERIENCE DURING
NAME            AGE  SINCE  THE COMPANY                     PAST FIVE YEARS
----            --- ------- -------------              --------------------------
Gary I. Levine   40  1993   Treasurer                  Since April 1993, Trea-
                                                       surer of the Company and
                                                       of Bancroft. Since June
                                                       1986, Assistant Secretary
                                                       of the Company and of
                                                       Bancroft. From April 1994
                                                       to September 1997, Assis-
                                                       tant Treasurer of Davis-
                                                       Dinsmore. Since April
                                                       1994, Assistant Secretary
                                                       and since September 1997,
                                                       Treasurer of Davis-Dins-
                                                       more.

SECURITY OWNERSHIP OF MANAGEMENT.

   The following table sets forth certain information regarding the ownership of the Company's shares of Common Stock by directors and officers of the Company.

                                                                     SHARES OF
                                                                   COMPANY OWNED
                                                                   BENEFICIALLY
                                                                   NOVEMBER 26,
                                                                       1997*
                                                                   -------------
     Gordon F. Ahalt..............................................     1,243
     William A. Benton............................................     2,684
     Elizabeth C. Bogan, Ph.D.....................................     5,368
     Thomas H. Dinsmore...........................................    11,088(1)
     Donald M. Halsted, Jr........................................     2,298
     George R. Lieberman..........................................       993
     Jane D. O'Keeffe.............................................     3,007
     Duncan O. McKee..............................................     2,855
     Nicolas W. Platt.............................................         0
     Sigmund Levine...............................................     3,170
     H. Tucker Lake...............................................     7,162(2)
     Gary I. Levine...............................................       261(3)

--------
 * Represents for each director and officer less than 1% of the outstanding shares of Common Stock of the Company. As of November 26, 1997, directors and officers of the Company beneficially owned in the aggregate [40,129] shares of Common Stock of the Company representing approximately [0.6%] of the shares outstanding. Except as otherwise indicated, each director and officer possessed sole investment and voting power with respect to shares of Common Stock beneficially owned.
(1) Includes 1,888 shares of Common Stock as to which Mr. Dinsmore possessed shared investment and voting power and 163 shares of Common Stock as to which he possessed shared investment power. The number of shares of Common Stock of the Company owned by Mr. Dinsmore does not include 562 shares owned by his wife, as to which shares Mr. Dinsmore disclaims beneficial ownership.

(2) Includes 5,980 shares of Common Stock as to which Mr. Lake possessed shared investment and voting power.
(3) Includes 126 shares of Common Stock as to which Mr. Levine possessed shared investment and voting power. The number of shares of Common Stock of the Company owned by Mr. Levine does not include 667 shares owned by his wife, as to which shares Mr. Levine disclaims beneficial ownership.

PRINCIPAL HOLDERS OF THE COMPANY'S STOCK.

   The Company knows of no beneficial owners of more than 5% of the Company's outstanding Common Stock.

CERTAIN TRANSACTIONS.

   Peter Finnican is the brother-in-law of both Thomas H. Dinsmore, Chairman and Chief Executive Officer of each of the Company, Bancroft, and Davis-Dinsmore, and Jane D. O'Keeffe, President of each of the Company, Bancroft, and Davis-Dinsmore. Mr. Finnican was a partner of Forum Capital Markets, L.P. (the "Forum Group") a broker/dealer located at 53 Forest Avenue, Old Greenwich, Connecticut until July 1997. While Mr. Finnican was a partner, his ownership interest in the Forum Group equaled approximately 6%.

   During fiscal 1997, the Company acquired $1,750,000 of securities from the Forum Group in transactions in which the Forum Group acted as principal.

                             SHAREHOLDER PROPOSALS

   To be considered for inclusion in the Company's proxy statement and proxy for the 1999 annual meeting of shareholders, shareholder proposals must be received no later than July 28, 1998.

                                OTHER BUSINESS

   The management knows of no business to be presented to the meeting other than the matters set forth in this proxy statement.

                                          By order of the Board of Directors,

                                              Thomas H. Dinsmore
                                      Chairman of the Board of Directors

November 26, 1997.

1. Election as directors of all nominees listed below     FOR all nominees       WITHHOLD AUTHORITY to vote         *EXCEPTIONS
   for the terms specified in the proxy statement.        listed below.    [ ]   for all nominees listed below  [ ]              [ ]

   Board of Directors nominees: Gordan F. Ahalt, Elizabeth C. Bogan, Ph.D. and Nicolas W. Platt
   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominees's name in the space provided below.)

   *Exceptions
              ----------------------------------------------------------------------------------------------------------------------

The Board of Directors recommends voting "FOR" Proposal 2 and "AGAINST" Proposal 3.
2. Proposal to ratify the selection of accountants.                     3. Proposal to amend Company's Charter.

FOR [ ]         AGAINST [ ]        ABSTAIN [ ]                         FOR [ ]         AGAINST [ ]        ABSTAIN [ ]

                                                                                  Change of Address and
                                                                                  or Comments Mark Here [ ]

                                                                        If shares are held jointly each shareholder named should
                                                                        sign. Legal representatives of shareholders should add their titles when signing.

                                                                        Dated:                                          19
                                                                              -----------------------------------------   --
                                                                        ----------------------------------------------------
                                                                                                Signature
                                                                        ----------------------------------------------------
                                                                                        Signature, if held jointly

                                                                                Votes MUST be indicated
SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.      (X) in Black or Blue ink.  [ ]



                                        ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.

                                             Annual Meeting To Be Held January 9, 1998

                                 This Proxy is being solicited on behalf of the Board of Directors

        The undersigned appoints Thomas H. Dinsmore, Jane D. O' Keeffe and Sigmund Levine, and each of them, attorneys and proxies, with power of substitution in each, to vote and act on behalf of the undersigned at the annual meeting of shareholders of Ellsworth
Convertible Growth and Income Fund, Inc. (the "Company") at the Bonita Bay Club, 26660 Country Club Drive, S.W., Bonita Springs,
Florida 33923 on January 9, 1998, at 12:30 p.m., and at all adjournments, according to the number of shares of Common Stock which the undersigned could vote if present, upon such subjects as may properly come before the meeting, all as set forth in the notice of the meeting and the proxy statement furnished therewith.

        Unless otherwise marked on the reverse hereof, this proxy is given WITH authority to vote FOR directors listed on the reverse hereof, FOR the proposal to ratify the Board's selection of accountants, and AGAINST the proposal to amend the Company's
Charter.
                                   (Continued, and to be signed and dated, on the reverse side.)

                                                                ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND INC.
                                                                P.O. BOX 11118
                                                                NEW YORK, N.Y. 10203-0118
